Exhibit 9.1(a)


                                                                  Execution Copy
                                                               December 27, 2007


                                 FIRST AMENDMENT
                  TO THE VOTING AGREEMENT AND IRREVOCABLE PROXY



            THIS FIRST AMENDMENT TO THE VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Amendment") is made and entered into as of December 27, 2007 by and among Dayton Superior Corporation, a Delaware corporation (including any successor corporation, "Dayton"), Odyssey Investment Partners Fund, LP ("Odyssey"), and the individuals listed on the signature page hereto (the "Management Stockholders").

                                    RECITALS

            WHEREAS, Dayton, Odyssey and the Management Stockholders are parties to that certain Voting Agreement and Irrevocable Proxy, dated as of December 6, 2006 (the "Voting Agreement");

            WHEREAS, Dayton, Odyssey and the Management Stockholders desire to amend certain provisions of the Voting Agreement as set forth herein; and

            WHEREAS, it is the belief of each Management Stockholder that it remains in the best interests of such Management Stockholder for Odyssey to exercise such Management Stockholder's power to vote all shares of common stock of Dayton now owned or hereafter acquired by such Management Stockholder (the "Subject Securities") in accordance with the terms of the Voting Agreement as amended by this Amendment.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1. Amendments to the Voting Agreement. Effective as of date hereof, the Voting Agreement is amended as follows:

     1.1. Section 5.1 of the Voting Agreement is hereby amended by deleting clause (y) thereof in its entirely and replacing it with the following:

     "(y) each Management Shareholder will be entitled to terminate this Agreement (as to itself only) at any time upon 30 calendar days' prior written notice to each of the other parties to this Voting Agreement"; and

     1.2. Section 6.2 of the Voting Agreement is hereby amended by deleting the reference contained therein to "the State of New York" and replacing it with "the State of Delaware", and inserting at the end of such Section the following sentence:

     "For purposes of Section 212(e) of the General Corporation Law of the State of Delaware, each of the Management Stockholders hereby acknowledges and agrees that each of them has an interest that they believe is sufficient in law to support the irrevocable power created by this Agreement."



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     2. Effect of the Amendments. Upon effectiveness of this Amendment as set forth in Section 4.5 below, this Amendment shall amend and modify the Voting Agreement as set forth herein.

     3. Full Force and Effect. Except as specifically set forth herein, this Amendment does not in any way affect or impair the terms, conditions and other provisions of the Voting Agreement. The parties hereto hereby ratify and affirm all terms, conditions and other provisions of the Voting Agreement as remaining in full force and effect in accordance with the provisions thereof on the date hereof, except to the extent specifically amended or modified pursuant to the provisions of this Amendment. References to the "Agreement" as used in the Voting Agreement shall, unless the context otherwise requires, mean the Voting Agreement as amended by this Amendment.

4.   Miscellaneous.

     4.1. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     4.2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic photocopy (i.e., "pdf") shall be effective as delivery of a manually executed counterpart of this Amendment.

     4.3. Headings. The headings of the Sections of this Amendment are for convenience and shall not by themselves determine the interpretation of this Amendment.

     4.4. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Amendment and the balance of this Amendment shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

     4.5. Effectiveness. This Amendment shall be effective immediately upon execution and delivery of a counterpart signature page hereto by each of the parties to the Voting Agreement (or by such party's successor).


                             SIGNATURE PAGE FOLLOWS


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



            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    DAYTON SUPERIOR CORPORATION

                                    By:  /s/ Eric R. Zimmerman
                                         ---------------------------------------
                                        Name:  Eric R. Zimmerman
                                        Title:    President and Chief
                                        Executive Officer



                                    ODYSSEY INVESTMENT PARTNERS
                                    FUND, LP

                                    By: ODYSSEY CAPITAL PARTNERS, LLC,
                                        its General Partner

                                    By: /s/ Douglas W. Rotatori
                                        ----------------------------------------
                                        Name:  Douglas W. Rotatori
                                        Title:    Managing Principal



                                    MANAGEMENT STOCKHOLDERS


                                    /s/ Eric R. Zimmerman
                                    --------------------------------------------
                                    Eric R. Zimmerman


                                    /s/ Raymond E. Bartholomae
                                    --------------------------------------------
                                    Raymond E. Bartholomae


                                    /s/ Edward J. Puisis
                                    --------------------------------------------
                                    Edward J. Puisis


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